Exhibit 23.5

October 14, 2016

ZTO Express (Cayman) Inc. (the “Company”)

Building One, No. 1685 Huazhi Road
Qingpu District, Shanghai 201708
People’s Republic of China

Tel: +86 21 5980-4508

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on September 30, 2016 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Herman Yu
Name: Herman Yu